EXHIBIT 10.2

Clive de Larrabeiti
South Lodge, Pax Hill Park
Lindfield, West Sussex
U.K., RH16 2QY

Mayfair Mining & Minerals, Inc.
South Lodge, Pax Hill Park
Lindfield, West Sussex
U.K., RH16 2QY

I, Clive de Larrabeiti, hold in trust for Mayfair Mining & Minerals, Inc. a 100% undivided interest in six mineral claims, namely Silver Stone 1 (Tenure Number 301217), Silver Stone 2 (Tenure Number 301218), Silver Stone 3 (Tenure Number 301225), Silver Stone 4 (Tenure Number 301226), Silver Stone 5 (Tenure Number 301227) and Silver Stone 6 (Tenure Number 301228), located in the Slocan Mining District of British Columbia.

I will deliver full title on demand to Mayfair Mining & Minerals, Inc. for as long as the claims are in good standing with the Province of British Columbia.

/s/ "Clive de Larrabeiti"
Clive de Larrabeiti